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                          ACTIVE ASSETS CALIFORNIA TAX-FREE

          Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.



  (16)    The Trust's current yield for the seven days ending
          June 30, 1998

          (A-B)   x   365/N

          (1.000528-1)  x  365/7      =           2.75%

          The Trust's effective annualized yield for the seven days ending June 30, 1998

               365/N
          A                    - 1

                   365/7
          1.000528             - 1        =               2.79%

          A =  Value of a share of the Trust at end of period.
          B = Value of a share of the Trust at beginning of period. N = Number of days in the period.


CALCULATION               Tax equivalent Yield  =5.02% Based on a tax
                                                       bracket of 45.22%
(1.000528 -1)  x  365/7
   =      2.75%

((1.000528)  ^ 52.14285714-1)
   =      2.79%

TAX BRACKET :  45.22%

FORMULA (CURRENT 7 DAY YIELD / 1-.4522)
CURRENT 7 DAY YIELD : 2.75
2.75/.5478
Tax equivalent Yield=         5.02%